Exhibit 99.1
For more information contact:
Jerry Mueller, Senior Vice President (314) 512-7251
Ann Marie Mayuga, AMM Communications (314) 485-9499

ENTERPRISE FINANCIAL REPORTS THIRD QUARTER 2010 RESULTS
  Third quarter pre-tax, pre-provision operating income up 70% over linked quarter, boosted by Arizona asset purchase
  Net income of $5.0 million compared to $0.7 million in linked second quarter and $4.7 million one year ago.
  Fully diluted earnings per share of $0.29 in third quarter compared to $0.01 in linked second quarter and $0.31 in prior year period
  Third quarter organic loan growth of 8% annualized

St. Louis, October 19, 2010. Enterprise Financial Services Corp (NASDAQ: EFSC) (“the Company”) reported net income of $5.0 million for the quarter ended September 30, 2010 compared to net income of $4.7 million for the quarter ended September 30, 2009. After deducting dividends on preferred stock, the Company reported net income of $0.29 per fully diluted share for the third quarter of 2010 compared to $0.31 per fully diluted share for the third quarter of 2009.

Third quarter 2009 results included a $5.3 million pre-tax gain from the extinguishment of debt related to loan participation accounting adjustments.

On July 9, 2010, the Company acquired approximately $260 million in Arizona-originated assets from the FDIC in connection with the failure of Home National Bank (“HNB”) of Blackwell, Oklahoma. The assets were purchased at a 12.5% discount and are covered by a loss share agreement with the FDIC. The asset purchase was the Company’s second FDIC-assisted transaction in Arizona.

Pre-tax, pre-provision income from continuing operations was $16.4 million in the third quarter of 2010, nearly double the $8.6 million reported for the prior year period and 70% higher than the second quarter of 2010. The HNB asset purchase contributed approximately $5.8 million to third quarter pre-tax, pre-provision income.

Pre-tax, pre-provision income from continuing operations, which is a non-GAAP (Generally Accepted Accounting Principles) financial measure, is presented because the Company believes adjusting its results to exclude discontinued operations, loan loss provision expense, impairment charges, special FDIC assessments and unusual gains or losses provides shareholders with a more comparable basis for evaluating period-to-period operating results. A schedule reconciling GAAP pre-tax income (loss) to pre-tax, pre-provision income from continuing operations is provided in the attached tables.

Peter Benoist, President and Chief Executive Officer, commented, “For the third consecutive quarter, the Company has grown pre-tax, pre-provision operating earnings. Our Arizona asset purchase from the FDIC contributed substantially to our third quarter results. Absent that transaction, these core operating earnings were almost 10% higher than last quarter and 24% higher than a year ago. Our wealth management results continue to improve, with revenues growing steadily in each of the past four quarters.”

“While these results are indeed encouraging and the early favorable results from our Arizona acquisitions bode well for future earnings, we do not yet see significant signs of recovery, particularly in the housing and commercial real estate markets,” continued Benoist. “As a result, we expect nonperforming asset levels to remain elevated.”

Banking Segment

Deposits
Total deposits at September 30, 2010 were $2.0 billion, 10% higher than September 30, 2009. Core deposits, which exclude brokered CDs and include reciprocal CDARS deposits, increased 11% to $1.8 billion from September 30, 2009. The Company has maintained a favorable deposit mix, with core deposits representing 89% of total deposits at September 30, 2010 compared to 94% of total deposits at June 30, 2010. The core deposit ratio declined due to the addition of $116 million in brokered CDs used to partially fund the HNB asset purchase. The core deposit ratio for the third quarter of 2010 was unchanged from the prior year period.

Brokered CDs represented $218 million, or 11% of total deposits, at September 30, 2010, a modest increase from $208 million at September 30, 2009. CDARS deposits totaled $172 million at September 30, 2010 compared to $133 million at September 30, 2009.

Noninterest bearing demand deposits represented 15% of total deposits at September 30, 2010, up slightly from 14% at September 30, 2009.

Loans
Portfolio loans totaled $1.9 billion at September 30, 2010, including $134 million of loans covered under FDIC loss share agreements. Excluding the loans covered under loss share, in the third quarter of 2010, portfolio loans increased $36 million, an annualized rate of 8%. This growth reversed the trend of net reductions in loans outstanding that the Company, and the banking industry as a whole, has experienced in the recent past. The growth was related to Commercial & Industrial loans. Excluding the loans covered under loss share, more than 30% of the Company’s loan portfolio consisted of Commercial & Industrial loans at September 30, 2010.

Asset quality
Nonperforming loans, including troubled debt restructurings of $4.4 million, were $51.9 million at September 30, 2010 compared to $46.6 million for the linked second quarter and $47.0 million at September 30, 2009. During the quarter ended September 30, 2010, there were $21.5 million of additions, $9.1 million of chargeoffs and other principal reductions and $7.1 million of foreclosures. Of the $21.5 million in new nonperforming loans, three relationships comprise over $15.0 million, or 70% of the total. Nonperforming loans represented 2.69% of total loans at September 30, 2010 versus 2.63% at June 30, 2010 and 2.22% at September 30, 2009.

Nonperforming loans by segment at September 30, 2010 were as follows (in millions):

	Total portfolio	Nonperforming	% NPL
Construction, Real Estate/Land
Acquisition & Development	$201.3	$15.9	7.90%
Commercial Real Estate – investor owned	455.2	18.8	4.13%
Commercial Real Estate – owner occupied	337.2	2.8	0.83%
Residential Real Estate	195.8	6.4	3.27%
Commercial & Industrial	592.6	8.0	1.35%
Consumer & Other	14.5	---	0.00%
Portfolio loans covered under FDIC loss share	134.2	---	0.00%
Total	$1,930.8	$51.9	2.69%

Loans that were 31-90 days delinquent at September 30, 2010 represented 0.09% of the portfolio compared with 0.86% at June 30, 2010.

Other real estate at September 30, 2010 was $34.7 million, compared to $25.9 million at June 30, 2010 and $19.3 million at September 30, 2009. Approximately $5.5 million of the third quarter increase was related to the HNB asset purchase. Roughly 22% of total other real estate, or $7.7 million, is covered by two FDIC loss share agreements. Other real estate not covered by an FDIC loss share agreement totaled $27.0 million at September 30, 2010, an increase of $3.3 million from June 30, 2010.

During the third quarter, the Company sold $2.0 million in other real estate, recording a gain of $144,000. Year to date, the Company has sold $16.3 million in other real estate at a net gain of $434,000.

Net charge-offs in the third quarter of 2010 were $5.9 million, or 1.23% of average loans. By comparison, net charge-offs were $7.8 million, or 1.76% of average loans, in the linked second quarter. In the third quarter of 2009, net charge-offs were $6.2 million, or 1.16% of average loans.

Provision for loan losses was $7.7 million in the third quarter of 2010 compared to $9.0 million in the second quarter of 2010 and $6.5 million in the third quarter of 2009. Excluding the loans under FDIC loss share agreements, the Company’s watch list credits as a percentage of total loans have remained relatively flat since year end 2009.

The Company’s allowance for loan losses was 2.43% of total loans at September 30, 2010, representing 90% of nonperforming loans. The loan loss allowance was 2.55% at June 30, 2010 and 2.13% at September 30, 2009.

Net Interest Income
Net interest income for the banking segment increased $7.0 million, or 37%, in the third quarter of 2010 compared to the same period of 2009 and was $5.7 million, or 29%, higher than in the linked second quarter. Approximately $4.8 million of the third quarter 2010 increase in net interest income was attributable to the HNB asset purchase.

Loans covered under FDIC loss share yielded 17.48% in the third quarter of 2010. This yield resulted from a substantial fair value adjustment on the loan balances as well as accretion of the discount on the purchased assets under the level yield method.

Including the effect of parent company debt, the net interest rate margin was 4.31% for the third quarter of 2010, compared to 3.46% for the second quarter of 2010. Third quarter net interest rate margin was favorably impacted by lower deposit costs and slightly improved earning asset mix, as well as by the net interest income generated by the loans acquired in the HNB asset purchase. Absent those purchased loans, the third quarter net interest rate margin would have been 3.67%, a 0.21% improvement over the linked second quarter.

Wealth Management Segment

Fee income from the Wealth Management segment, including trust revenues and income from state tax credit brokerage activities, totaled $2.2 million in the third quarter of 2010, 8% higher than the prior year period.

Trust
Trust revenues were $1.3 million in the third quarter of 2010, a 17% increase over the prior year period. The increase in revenue was attributable to higher account asset values, several estate planning-related insurance sales and generally improving sales momentum in the Trust organization.

Trust assets under administration were $1.4 billion at September 30, 2010, compared to $1.2 billion at September 30, 2009.

State Tax Credit Brokerage
For the third quarter of 2010, state tax credit brokerage activities generated $884,000 in revenues, compared to $911,000 in the third quarter of 2009. Third quarter 2010 revenues included $130,000 in gains from the sale of tax credits and $754,000 in net gains in the fair value of tax credit assets and related interest rate hedges.

Other Business Results

The Company continues to exceed regulatory standards for “well-capitalized” institutions. Total capital to risk-weighted assets was 14.19% at September 30, 2010 compared to 11.94% at September 30, 2009. The tangible common equity ratio was 5.79% at September 30, 2010 versus 5.14% at September 30, 2009. A reconciliation of shareholders’ equity to tangible common equity and total assets to tangible assets is provided in the attached tables. The Company believes that the tangible common equity ratio is an important financial measure of capital strength even though it is considered to be a non-GAAP measure and is not part of the regulatory capital requirements to which the Company is subject.

The increase in Other Income for the third quarter of 2010 compared to the prior year period was largely due to $1.1 million of accretion on the FDIC loss share receivable.

For the third quarter of 2010, noninterest expenses increased $2.5 million, or 19%, compared to the prior year period. The increase was primarily attributable to $2.1 million in loan legal and other real estate expenses. Salaries and benefits rose $619,000, or 9%, year-over-year, largely due to recruitment of several senior bankers and higher variable compensation accruals.

The Company’s efficiency ratio was 50.9% for the quarter ended September 30, 2010 compared to 49.0% for the prior year period.

Enterprise Financial Services Corp operates commercial banking and wealth management businesses in metropolitan St. Louis, Kansas City and Phoenix. The Company is primarily focused on serving the needs of privately held businesses, their owner families, executives and professionals.

#              #              #

Readers should note that in addition to the historical information contained herein, this press release contains forward-looking statements, which are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated from such statements. We use the words “expect” and “intend” and variations of such words and similar expressions in this communication to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, burdens imposed by federal and state regulations of banks, credit risk, exposure to local and national economic conditions, risks associated with rapid increase or decrease in prevailing interest rates, effects of mergers and acquisitions, effects of critical accounting policies and judgments, legal and regulatory developments and competition from banks and other financial institutions, as well as other risk factors described in Enterprise Financial’s 2009 Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY
(unaudited)

(In thousands, except per share data)	For the Quarter Ended		For the Nine Months Ended

	Sep 30,	Sep 30,	Sep 30,	Sep 30,
INCOME STATEMENTS	2010	2009	2010	2009
NET INTEREST INCOME
Total interest income	$32,032	$30,314	$86,017	$90,472
Total interest expense	7,742	12,931	24,502	38,746
Net interest income	24,290	17,383	61,515	51,726
Provision for loan losses	7,650	6,480	30,410	32,012
Net interest income after provision for loan losses	16,640	10,903	31,105	19,714

NONINTEREST INCOME
Wealth Management revenue	1,326	1,135	3,925	$3,522
Deposit service charges	1,208	1,247	3,594	3,791
Sale of other real estate	144	86	434	143
State tax credit activity, net	884	911	2,253	973
Sale of securities	124	-	1,206	952
Gain on extinguishment of debt	-	5,326	-	5,326
Other income	2,365	368	3,736	945
Total noninterest income	6,051	9,073	15,148	15,652

NONINTEREST EXPENSE
Salaries and benefits	7,363	6,744	20,996	19,352
Occupancy	901	1,227	3,171	3,520
Furniture and equipment	341	377	1,035	1,065
Goodwill impairment charge	-	-	-	45,377
Other	6,853	4,625	18,057	15,381
Total noninterest expense	15,458	12,973	43,259	84,695

Income (loss) from continuing operations before income tax	7,233	7,003	2,994	(49,329)
Income tax (benefit) expense	2,262	2,245	300	(2,278)
Income (loss) from continuing operations	4,971	4,758	2,694	(47,051)

(Loss) income from discontinued operations before income tax	-	(129)	-	(93)
Income tax benefit	-	(58)	-	(43)
Loss from discontinued operations	-	(71)	-	(50)

Net income (loss)	4,971	4,687	2,694	(47,101)
Dividends on preferred stock	(618)	(605)	(1,845)	(1,806)
Net income (loss) available to common shareholders	$4,353	$4,082	$849	$(48,907)

Basic earnings (loss) per share from continuing operations	$0.29	$0.33	$0.06	$(3.81)
Diluted earnings (loss) per share from continuing operations	0.29	0.32	0.06	(3.81)
Basic loss per share from discontinued operations	-	(0.01)	-	-
Diluted loss per share from discontinued operations	-	(0.01)	-	-
Basic earnings (loss) per share	0.29	0.32	0.06	(3.81)
Diluted earnings (loss) per share	0.29	0.31	0.06	(3.81)

Return on average assets	0.69%	0.65%	0.05%	(2.64% )
Return on average common equity	11.61%	12.03%	0.78%	(43.84% )
Efficiency ratio from continuing operations	50.95%	49.04%	56.43%	125.70%
Noninterest expense from continuing operations to average assets	2.46%	2.06%	2.42%	4.56%

YIELDS (fully tax equivalent)
Loans not covered under FDIC loss share	5.49%	5.47%	5.55%	5.42%
Loans covered under FDIC loss share	17.48%	0.00%	17.21%	0.00%
Total portfolio loans	6.34%	5.47%	5.89%	5.42%
Securities	2.75%	3.33%	2.78%	3.70%
Federal funds sold	0.30%	0.16%	0.32%	0.24%
Yield on earning assets	5.67%	5.12%	5.23%	5.24%
Interest-bearing deposits	1.24%	1.91%	1.41%	2.02%
Subordinated debt	5.88%	5.91%	5.86%	6.17%
Borrowed funds	2.29%	3.96%	2.52%	3.54%
Cost of paying liabilities	1.54%	2.48%	1.72%	2.52%
Net interest spread	4.13%	2.64%	3.51%	2.72%
Net interest rate margin	4.31%	2.97%	3.75%	3.03%

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(unaudited)

(In thousands)		At the Quarter Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
BALANCE SHEETS	2010	2010	2010	2009	2009
ASSETS
Cash and due from banks	$21,125	$13,711	$13,548	$16,064	$12,519
Federal funds sold	1,599	30	2,199	7,472	1,771
Interest-bearing deposits	35,588	66,347	125,822	83,430	82,651
Debt and equity investments	274,855	273,021	280,329	295,650	211,069
Loans held for sale	5,910	2,518	1,517	4,243	2,130

Portfolio loans not covered under FDIC loss share	1,796,637	1,760,461	1,786,097	1,818,481	2,113,365
Portfolio loans covered under FDIC loss share	134,207	11,776	13,127	13,644	-
Total portfolio loans	1,930,844	1,772,237	1,799,224	1,832,125	2,113,365
Less allowance for loan losses	46,999	45,258	44,079	42,995	45,019
Net loans	1,883,845	1,726,979	1,755,145	1,789,130	2,068,346

Other real estate not covered under FDIC loss share	26,937	23,606	18,669	22,918	19,273
Other real estate covered under FDIC loss share	7,748	2,279	2,279	2,166	-
Premises and equipment, net	21,024	21,169	21,697	22,301	23,042
State tax credits, held for sale	61,007	60,134	52,067	51,258	47,950
FDIC loss share receivable	88,676	5,922	10,563	10,368	-
Goodwill	2,064	2,064	2,064	2,064	3,134
Core deposit intangible	1,322	1,423	1,531	1,643	1,759
Other amortizing intangibles	-	-	-	-	932
Assets held for sale	-	-	-	4,000	-
Other assets	72,544	73,526	73,975	52,948	44,049
Total assets	$2,504,244	$2,272,729	$2,361,405	$2,365,655	$2,518,625

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	304,221	293,619	300,835	289,658	257,901
Interest-bearing deposits	1,735,649	1,528,204	1,603,219	1,651,758	1,595,730
Total deposits	2,039,870	1,821,823	1,904,054	1,941,416	1,853,631
Subordinated debentures	85,081	85,081	85,081	85,081	85,081
FHLB advances	122,300	123,100	128,100	128,100	139,001
Federal funds purchased	5,000	-	-	-	-
Secured borrowings	-	-	-	-	229,012
Other borrowings	58,196	56,681	60,438	39,338	36,097
Other liabilities	13,217	9,172	8,498	7,808	9,132
Total liabilities	2,323,664	2,095,857	2,186,171	2,201,743	2,351,954
Shareholders' equity	180,580	176,872	175,234	163,912	166,671
Total liabilities and shareholders' equity	$2,504,244	$2,272,729	$2,361,405	$2,365,655	$2,518,625

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(unaudited)

(In thousands, except per share data)	For the Quarter Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2010	2010	2010	2009	2009
EARNINGS SUMMARY
Net income (loss) from continuing operations
Net interest income	$24,290	18,602	$18,623	$17,914	$17,383
Provision for loan losses	7,650	8,960	13,800	8,400	6,480
Wealth Management revenue	1,326	1,302	1,297	1,002	1,135
Noninterest income	4,725	3,739	2,759	3,223	7,938
Noninterest expense	15,458	14,146	13,655	13,731	12,973
Income (loss) before income tax	7,233	537	(4,776)	8	7,003
Net income (loss) from continuing operations	4,971	737	(3,014)	380	4,758

Net loss from discontinued operations	-	-	-	(1,234)	(71)
Net income (loss) available to common shareholders	4,353	122	(3,626)	(1,462)	4,082
Diluted earnings (loss) per common share	$0.29	$0.01	$(0.25)	$(0.12)	$0.31
Return on average common equity	11.61%	0.34%	(10.26% )	(4.25% )	12.03%
Net interest rate margin (fully tax equivalent)	4.31%	3.46%	3.47%	3.15%	2.97%
Efficiency ratio from continuing operations	50.95%	59.84%	60.21%	62.02%	49.04%

MARKET DATA
Book value per common share	$9.98	$9.74	$9.65	$10.25	$10.52
Tangible book value per common share	$9.75	$9.51	$9.40	$9.97	$10.07
Market value per share	$9.24	$9.64	$11.06	$7.71	$9.25
Period end common shares outstanding	14,854	14,854	14,852	12,883	12,834
Average basic common shares	14,854	14,854	14,418	12,835	12,834
Average diluted common shares	16,293	14,855	14,418	12,835	14,277

ASSET QUALITY
Net charge-offs	5,909	$7,781	$12,716	$9,041	$6,229
Nonperforming loans	$51,955	$46,550	$55,785	$38,540	$46,982
Nonperforming loans to total loans	2.69%	2.63%	3.10%	2.10%	2.22%
Nonperforming assets to total assets*	3.18%	3.12%	3.19%	2.60%	2.63%
Allowance for loan losses to total loans	2.43%	2.55%	2.45%	2.35%	2.13%
Net charge-offs to average loans (annualized)	1.23%	1.76%	2.83%	1.90%	1.16%

CAPITAL
Average common equity to average assets	5.96%	6.18%	6.14%	5.67%	5.40%
Tier 1 capital to risk-weighted assets	11.80%	11.93%	11.78%	10.67%	9.49%
Total capital to risk-weighted assets	14.19%	14.41%	14.29%	13.32%	11.94%
Tangible common equity to tangible assets	5.79%	6.22%	5.92%	5.44%	5.14%

AVERAGE BALANCES
Portfolio loans not covered under FDIC loss share	$1,764,289	$1,762,250	$1,807,255	$1,882,675	$2,121,518
Portfolio loans covered under FDIC loss share	135,204	12,313	13,012	4,936	-
Earning assets	2,260,308	2,186,375	2,206,302	2,295,474	2,386,575
Total assets	2,494,148	2,342,523	2,336,788	2,406,403	2,493,163
Deposits	2,008,720	1,889,947	1,895,937	1,926,800	1,826,229
Shareholders' equity	180,984	176,785	175,223	168,143	166,174

LOAN PORTFOLIO
Commercial and industrial	$592,554	$545,177	$551,351	$553,988	$703,662
Commercial real estate	792,510	793,869	799,846	817,332	793,569
Construction real estate	201,298	205,501	213,253	221,397	376,882
Residential real estate	195,762	198,096	204,544	209,743	220,215
Consumer and other	14,513	17,818	17,103	16,021	19,037
Portfolio loans covered under FDIC loss share	134,207	11,776	13,127	13,644	-
Total loan portfolio	$1,930,844	$1,772,237	$1,799,224	$1,832,125	$2,113,365

DEPOSIT PORTFOLIO
Noninterest-bearing accounts	$304,221	$293,619	$300,835	$289,658	$257,901
Interest-bearing transaction accounts	187,426	198,747	203,006	142,061	121,935
Money market and savings accounts	714,498	687,116	640,504	699,374	635,607
Certificates of deposit	833,725	642,341	759,709	810,323	838,188
Total deposit portfolio	$2,039,870	$1,821,823	$1,904,054	$1,941,417	$1,853,631

*Excludes ORE covered by FDIC loss share agreements, except for their inclusion in total assets.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(unaudited)

(In thousands, except per share data)	For the Quarter Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2010	2010	2010	2009	2009
YIELDS (fully tax equivalent)
Loans not covered under FDIC loss share	5.49%	5.56%	5.59%	5.55%	5.47%
Loans covered under FDIC loss share	17.48%	14.48%	16.94%	3.04%	0.00%
Total portfolio loans	6.34%	5.62%	5.67%	5.54%	5.47%
Securities	2.75%	2.85%	2.76%	2.78%	3.33%
Federal funds sold	0.30%	0.31%	0.36%	0.21%	0.16%
Yield on earning assets	5.67%	4.95%	5.06%	4.89%	5.12%
Interest-bearing deposits	1.24%	1.44%	1.56%	1.72%	1.91%
Subordinated debt	5.88%	5.84%	5.86%	5.80%	5.91%
Borrowed funds	2.29%	2.55%	2.74%	3.19%	3.96%
Cost of paying liabilities	1.54%	1.75%	1.87%	2.06%	2.48%
Net interest spread	4.13%	3.20%	3.18%	2.83%	2.64%
Net interest rate margin	4.31%	3.46%	3.47%	3.15%	2.97%

WEALTH MANAGEMENT
Trust Assets under management	$781,929	$722,895	$773,069	$750,755	$710,224
Trust Assets under administration	1,411,214	1,230,827	1,320,714	1,279,971	1,190,130

RECONCILIATION OF U.S. GAAP FINANCIAL MEASURES

     PRE-TAX INCOME (LOSS) FROM CONTINUING OPERATIONS TO PRE-TAX, PRE-PROVISION INCOME FROM CONTINUING OPERATIONS

	For the Quarter Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(In thousands)	2010	2010	2010	2009	2009
Pre-tax income (loss) from continuing operations	$7,233	$537	$(4,776)	$8	$7,003
Sales and fair value writedowns of other real estate	1,606	678	586	1,166	602
Sale of securities	(124)	(525)	(557)	(3)	-
Gain on extinguishment of debt	-	-	-	(2,062)	(5,326)
FDIC special assessment (included in Other noninterest expense)	-	-	-	-	(202)
Income (loss) before income tax	8,715	690	(4,747)	(891)	2,077
Provision for loan losses	7,650	8,960	13,800	8,400	6,480
Pre-tax, pre-provision income from continuing operations	$16,365	$9,650	$9,053	$7,509	$8,557

     SHAREHOLDERS' EQUITY TO TANGIBLE COMMON EQUITY AND TOTAL ASSETS TO TANGIBLE ASSETS

	For the Quarter Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(In thousands)	2010	2010	2010	2009	2009
Shareholders' equity	$180,580	$176,872	$175,234	$163,912	$166,671
Less: Preferred stock	(32,334)	(32,153)	(31,976)	(31,802)	(31,631)
Less: Goodwill	(2,064)	(2,064)	(2,064)	(2,064)	(3,134)
Less: Intangible assets	(1,322)	(1,423)	(1,531)	(1,643)	(2,691)
Tangible common equity	$144,860	$141,232	$139,663	$128,403	$129,215

Total assets	$2,504,244	$2,272,729	$2,361,405	$2,365,655	$2,518,625
Less: Goodwill	(2,064)	(2,064)	(2,064)	(2,064)	(3,134)
Less: Intangible assets	(1,322)	(1,423)	(1,531)	(1,643)	(2,691)
Tangible assets	$2,500,858	$2,269,242	$2,357,810	$2,361,948	$2,512,800

Tangible common equity to tangible assets	5.79%	6.22%	5.92%	5.44%	5.14%